Exhibit 3.4
SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES INTEREST OF BENEFICIAL INTEREST NUMBER SHARES
Hersha Hospitality Trust
THIS CERTIFICATE IS TRANSFERABLE IN THE CITIES OF MEW YORK, NEW YORK AND CHARLOTTE, NORTH CAROLINA A REAL ESTATE INVESTMENT TRUST ORGANIZED UNDER THE LAWS OF THE STATE OF MARYLAND SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION CUSIP 427825 2D 3
IS THE OWNER OF
(The “Trust”), transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this
Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Amended and Reslated Declaration of Trust and Bylaws of the Trust and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. . ‘
IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on Its behalf by its duly authorized officers.
DATED
TREASURER
PRESIDENT AND CHIEF OPERATING OFFICER
Authorized Signature
By WACHOVIA BANK, N.A. (Charlolle, North Carolina)
336486qx 104 Tuesday August 2 2005 12:51:48 pm 104

Hersha Hospitality Trust
     The Trust will furnish to any shareholder, on request and without charges, a full statement of the information required by Section 2-21l(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to Issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and (ii) the authority of the Board of Trustees to set the relative rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Declaration of Trust of the Trust, a copy or which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office.
     The Series A Cumulative Redeemable Preferred Share evidenced by this certificate are subject to restrictions on transfer. Subject to certain further restrictions and except as provided in the Amended and Restated Declaration of Trust of the Trust, no Person may (i) Beneficially or Constructively Own Shares in excess of 9.9% of the number of outstanding Common Shares of any class or series, (ii) Beneficially or Constructively Own Preferred Shares in excess of 9.9% of the number of outstanding Preferred Shares of any class or series, (iii) Transfer Equity Shares that, if effective, would result in the Equity Shares being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (iv) Transfer Equity Shares that, if effective, would result in the Trust being “closely held” under Section 856(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or (v) Constructively Own Equity Shares that would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust’s or the Partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially or Constructively Own Equity Shares in excess of the above limitations must immediately notify the Trust in writing. If any restrictions above are violated, the Equity Shares evidenced hereby will be transferred automatically to a Share Trust and shall be designated Shares-in-Trust for the benefit of one or more charitable beneficiaries. In addition, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Trust’s Amended and Restated Declaration of Trust, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. Such requests must be made to the Secretary of the Trust at its principal office or to the transfer agent.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT MIN ACT -		Custodian

			(Cust)		(Minor)
TEN ENT-	as tenants by the entireties		under Uniform Gifts to Minors

JT TEN-	as joint tenants with right of survivorship		Act
	and not as tenants in common			(State)
Additional abbreviations may also be used though not in the above list.
     For value received,                                                                                  hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares
of beneficial interest of the Trust represented by this Certificate and do hereby irrevocably constitute and appoint attorney
to transfer the said shares on the books of Trust, with full power of substitution in the premises.

Dated	X

X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE TRUST WILL REQUIRE A BOND